EXHIBIT INDEX


(a)(2)    Articles of Amendment, dated Nov. 14, 2002.

(d)(1) Investment Management Services Agreement between Registrant and American Express Financial Corporation, dated December 1, 2002.

(q)(1) Directors' Power of Attorney, to sign Amendments to this Registration Statement dated Jan. 8, 2003.

(q)(3) Officers' Power of Attorney to sign Amendments to this Registration Statement dated Sept. 17, 2002.